Exhibit 99.1

Sonic Automotive Reports All-Time Record Third Quarter Earnings
Record EchoPark Revenues and Unit Sales Volume As Expansion Kicks Into High Gear

CHARLOTTE, N.C. – October 29, 2020 - Sonic Automotive, Inc. (“Sonic” or the “Company”) (NYSE:SAH), one of the nation’s largest automotive retailers, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights

•All-time record earnings per diluted share from continuing operations of $1.35 for the third quarter of 2020, an increase of 105% compared to $0.66 for the third quarter of 2019 (included in the results for the third quarter of 2020 is a pre-tax gain of $3.2 million, or $0.06 per share, related to franchise disposals)
•Selling, general and administrative (“SG&A”) expenses as a percentage of gross profit were 68.3% for the third quarter of 2020, compared to 76.7% for the third quarter of 2019 (results for the third quarter of 2020 include an 80 basis point benefit related to a gain on franchise disposals)
•Total Sonic consolidated third quarter 2020 revenues of $2.5 billion and gross profit of $376.6 million
•All-time record EchoPark quarterly revenues of $385.1 million, up 23.3% from the third quarter of 2019
•All-time record EchoPark quarterly retail sales volume of 15,127 units, up 14.5% from the third quarter of 2019
•Same store Franchised Dealerships Segment operating results for the third quarter of 2020, compared to the third quarter of 2019:
◦Revenues down 5.6%, gross profit up 1.5%
◦New vehicle unit sales volume down 14.6%; new vehicle gross profit per unit up 38.4%, to $2,607
◦Retail used vehicle unit sales volume down 4.6%; retail used vehicle gross profit per unit up 3.9%, to $1,307
◦Parts, service and collision repair gross profit down 3.9%, customer pay gross profit down 0.9%; gross margin up 130 basis points, to 49.2%
◦Finance and insurance (“F&I”) gross profit down 1.4%; total Franchised Dealerships Segment F&I gross profit per retail unit of $1,810, up 10.0%

Commentary

Jeff Dyke, Sonic’s and EchoPark’s President, commented, “Our third quarter results demonstrate the strength and resilience of our business model, driving the highest third quarter profit in our Company’s history. All business lines saw sequential improvement from the second quarter, with a combination of increasing consumer demand and enhanced operating efficiency and profitability as a result of the strategic actions our team took early in the pandemic. We believe the third quarter marks an inflection point in our Company’s path to more than double its total revenues and dramatically increase profitability in the next five years. We remain committed to providing our guests with an industry-leading vehicle purchase experience, offering a variety of options across the omni-channel spectrum to suit each individual’s needs. We continue to enhance our e-commerce platform to offer our guests a fully-integrated online and on-site sales experience at both our franchised dealership websites and EchoPark.com, further supporting the long-term growth plans for our business.”

Mr. Dyke continued, “We are very pleased with our franchised dealerships’ performance during the quarter, which reflects steadily increasing automotive retail consumer demand and the extraordinary dedication of our teammates to continue to deliver exceptional results despite the challenges of the pandemic. As importantly, EchoPark achieved all-time record retail sales volume in the quarter, selling over 15,000 units at our 12 existing locations. Our guests continue to see incredible value in the inventory selection, pricing, and buying experience that EchoPark offers and we remain focused on accelerating the expansion of this brand nationally. Our recent EchoPark expansion in Greenville, South Carolina, Houston, Texas, and Nashville, Tennessee, plus expected new openings by year end in Plano, Texas and Atlanta, Georgia, continue to drive toward a 140-point nationwide distribution network, expected to retail over half a million pre-owned vehicles annually by 2025.”

Heath Byrd, Sonic’s and EchoPark’s Chief Financial Officer, commented, “We have continued to increase operating efficiency at both our franchised dealerships and EchoPark stores, driving improved profitability throughout our operations. Total SG&A expenses for the third quarter were down $39.7 million, or 13.4%, year-over-year, while SG&A expenses as a percentage of gross profit were 68.3%, down 840 basis points from the year-ago quarter. Due to our ongoing cost-management initiatives, we are now a much leaner, more efficient organization than we were prior to the COVID-19 pandemic.”

Third Quarter 2020 Operational Summary

For the third quarter of 2020, Sonic’s consolidated total revenues were $2.5 billion, down 5.7% compared to the third quarter of 2019 and up 20.7% sequentially from the second quarter of 2020. EchoPark Segment revenues were $385.1 million for the third quarter of 2020, representing a 23.3% increase from the third quarter of 2019 and a 22.1% increase sequentially from the second quarter of 2020. Franchised Dealerships Segment revenues were $2.2 billion for the third quarter of 2020, representing a 9.5% decrease from the third quarter of 2019 and a 20.4% increase sequentially from $1.8 billion in the second quarter of 2020.

Adjusted SG&A expenses as a percentage of gross profit (a non-GAAP measure) for the third quarter of 2020 were 69.1%, a decrease of 760 basis points compared to the third quarter of 2019, due primarily to ongoing cost-control measures consistent with the Company’s stated goal of approximately $84.0 million in permanent SG&A expense reductions annually.

Net income from continuing operations for the third quarter of 2020 was $60.0 million, or $1.35 per diluted share, compared to $29.2 million, or $0.66 per diluted share, for the third quarter of 2019. Adjusted net income from continuing operations (a non-GAAP measure) for the third quarter of 2020 was $57.7 million, or $1.29 per diluted share. Comparatively, adjusted net income from continuing operations (a non-GAAP measure) for the third quarter of 2019 was $29.2 million, or $0.66 per diluted share.

Dividend

Sonic’s Board of Directors approved a quarterly cash dividend of $0.10 per share payable on January 15, 2021 to all stockholders of record on December 15, 2020.

Third Quarter 2020 Earnings Conference Call

Senior management will host a conference call on Thursday, October 29, 2020 at 11:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet, please go to ir.sonicautomotive.com. The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic: (833) 519-1243
International: (914) 800-3816
Conference ID: 2553839

A conference call replay will be available one hour following the call for 14 days and can be accessed by calling:

Domestic: (855) 859-2056
International: (404) 537-3406
Conference ID: 2553839

Investor presentation and earnings press release materials for the Company’s earnings conference call will be accessible beginning the morning of the conference call on the Company’s website at ir.sonicautomotive.com.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is a growing operating segment within the Company that specializes in pre-owned vehicle sales and provides a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements

Included herein are forward-looking statements, including statements regarding anticipated future revenue levels, future profitability, projected SG&A expense levels, pre-owned vehicle sales projections and the opening of additional EchoPark points. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated future growth in our EchoPark Segment, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income from continuing operations, adjusted earnings per diluted share from continuing operations, adjusted SG&A expenses, and adjusted SG&A expenses as a percentage of gross profit. As required by SEC rules, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures in the schedules included in this press release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosures and provide a meaningful presentation of the Company’s results.

Company Contacts

Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400
Danny Wieland, Investor Relations (704) 927-3462
ir@sonicautomotive.com
Press Inquiries:
Danielle DeVoren / Anthony Feldman
212-896-1272 / 347-487-6194
ddevoren@kcsa.com/afeldman@kcsa.com

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Results of Operations - Consolidated

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2020	2019	% Change	2020	2019	% Change
	(In thousands, except per share amounts)
Revenues:
New vehicles	$1,098,302	$1,258,018	(12.7)%	$2,957,794	$3,529,106	(16.2)%
Used vehicles	946,028	914,272	3.5%	2,604,957	2,620,264	(0.6)%
Wholesale vehicles	56,502	51,542	9.6%	138,221	156,351	(11.6)%
Total vehicles	2,100,832	2,223,832	(5.5)%	5,700,972	6,305,721	(9.6)%
Parts, service and collision repair	320,929	352,047	(8.8)%	914,667	1,048,789	(12.8)%
Finance, insurance and other, net	126,784	126,841	—%	352,848	351,429	0.4%
Total revenues	2,548,545	2,702,720	(5.7)%	6,968,487	7,705,939	(9.6)%
Cost of Sales:
New vehicles	(1,035,624)	(1,202,710)	13.9%	(2,804,314)	(3,363,603)	16.6%
Used vehicles	(917,993)	(877,444)	(4.6)%	(2,517,421)	(2,509,699)	(0.3)%
Wholesale vehicles	(53,958)	(52,648)	(2.5)%	(136,260)	(159,437)	14.5%
Total vehicles	(2,007,575)	(2,132,802)	5.9%	(5,457,995)	(6,032,739)	9.5%
Parts, service and collision repair	(164,403)	(183,107)	10.2%	(475,964)	(546,067)	12.8%
Total cost of sales	(2,171,978)	(2,315,909)	6.2%	(5,933,959)	(6,578,806)	9.8%
Gross profit	376,567	386,811	(2.6)%	1,034,528	1,127,133	(8.2)%
Selling, general and administrative expenses	(257,174)	(296,826)	13.4%	(769,688)	(838,453)	8.2%
Impairment charges	(26)	(1,124)	97.7%	(268,859)	(3,076)	(8,640.5)%
Depreciation and amortization	(22,934)	(23,665)	3.1%	(67,879)	(70,120)	3.2%
Operating income (loss)	96,433	65,196	47.9%	(71,898)	215,484	(133.4)%
Other income (expense):
Interest expense, floor plan	(4,999)	(11,638)	57.0%	(21,821)	(37,382)	41.6%
Interest expense, other, net	(10,762)	(13,013)	17.3%	(31,523)	(39,494)	20.2%
Other income (expense), net	1	(5)	120.0%	100	90	(11.1)%
Total other income (expense)	(15,760)	(24,656)	36.1%	(53,244)	(76,786)	30.7%
Income (loss) from continuing operations before taxes	80,673	40,540	99.0%	(125,142)	138,698	(190.2)%
Provision for income taxes for continuing operations - benefit (expense)	(20,685)	(11,372)	(81.9)%	16,995	(40,430)	142.0%
Income (loss) from continuing operations	59,988	29,168	105.7%	(108,147)	98,268	(210.1)%
Discontinued operations:
Income (loss) from discontinued operations before taxes	(234)	(223)	(4.9)%	(808)	(616)	(31.2)%
Provision for income taxes for discontinued operations - benefit (expense)	64	65	(1.5)%	231	179	29.1%
Income (loss) from discontinued operations	(170)	(158)	(7.6)%	(577)	(437)	(32.0)%
Net income (loss)	$59,818	$29,010	106.2%	$(108,724)	$97,831	(211.1)%
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$1.41	$0.68	107.4%	$(2.53)	$2.28	(211.0)%
Earnings (loss) per share from discontinued operations	—	(0.01)	100.0%	(0.02)	(0.01)	(100.0)%
Earnings (loss) per common share	$1.41	$0.67	110.4%	$(2.55)	$2.27	(212.3)%
Weighted-average common shares outstanding	42,510	43,078	1.3%	42,687	42,995	0.7%
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$1.35	$0.66	104.5%	$(2.53)	$2.26	(211.9)%
Earnings (loss) per share from discontinued operations	(0.01)	—	(100.0)%	(0.02)	(0.01)	(100.0)%
Earnings (loss) per common share	$1.34	$0.66	103.0%	$(2.55)	$2.25	(213.3)%
Weighted-average common shares outstanding	44,577	44,203	(0.8)%	42,687	43,456	1.8%
Dividends declared per common share	$0.10	$0.10	—%	$0.30	$0.30	—%

Franchised Dealerships Segment - Reported

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2020	2019	% Change	2020	2019	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$1,098,302	$1,258,018	(12.7)%	$2,957,794	$3,529,106	(16.2)%
Used vehicles	615,565	648,006	(5.0)%	1,718,151	1,889,045	(9.0)%
Wholesale vehicles	48,526	44,517	9.0%	119,474	140,770	(15.1)%
Total vehicles	1,762,393	1,950,541	(9.6)%	4,795,419	5,558,921	(13.7)%
Parts, service and collision repair	310,035	343,820	(9.8)%	886,534	1,027,382	(13.7)%
Finance, insurance and other, net	91,035	96,142	(5.3)%	254,465	266,171	(4.4)%
Total revenues	2,163,463	2,390,503	(9.5)%	5,936,418	6,852,474	(13.4)%
Gross Profit:
New vehicles	62,678	55,308	13.3%	153,480	165,503	(7.3)%
Used vehicles	34,385	37,623	(8.6)%	97,114	111,815	(13.1)%
Wholesale vehicles	2,556	(971)	363.2%	2,116	(2,845)	174.4%
Total vehicles	99,619	91,960	8.3%	252,710	274,473	(7.9)%
Parts, service and collision repair	156,711	169,158	(7.4)%	439,272	503,311	(12.7)%
Finance, insurance and other, net	91,035	96,142	(5.3)%	254,465	266,171	(4.4)%
Total gross profit	347,365	357,260	(2.8)%	946,447	1,043,955	(9.3)%
Selling, general and administrative expenses	(231,882)	(274,585)	15.6%	(697,796)	(773,915)	9.8%
Impairment charges	(26)	—	(100.0)%	(268,859)	(26)	NM
Depreciation and amortization	(20,170)	(20,967)	3.8%	(59,654)	(62,348)	4.3%
Operating income (loss)	95,287	61,708	54.4%	(79,862)	207,666	(138.5)%
Other income (expense):
Interest expense, floor plan	(4,234)	(10,679)	60.4%	(19,517)	(34,781)	43.9%
Interest expense, other, net	(10,615)	(12,607)	15.8%	(30,771)	(38,214)	19.5%
Other income (expense), net	(4)	(5)	20.0%	96	29	231.0%
Total other income (expense)	(14,853)	(23,291)	36.2%	(50,192)	(72,966)	31.2%
Income (loss) before taxes	80,434	38,417	109.4%	(130,054)	134,700	(196.6)%
Add: impairment charges	26	—	NM	268,859	26	NM
Segment income (loss)	$80,460	$38,417	109.4%	$138,805	$134,727	3.0%

Unit Sales Volume:
New vehicles	24,100	30,147	(20.1)%	65,715	83,540	(21.3)%
Used vehicles	26,363	29,247	(9.9)%	76,374	85,530	(10.7)%
Wholesale vehicles	6,679	7,123	(6.2)%	18,416	22,231	(17.2)%
Retail new & used vehicles	50,463	59,394	(15.0)%	142,089	169,070	(16.0)%
Used:New Ratio	1.09	0.97	12.8%	1.16	1.02	13.5%

Gross Profit Per Unit:
New vehicles	$2,601	$1,835	41.7%	$2,336	$1,981	17.9%
Used vehicles	$1,304	$1,286	1.4%	$1,272	$1,307	(2.7)%
Finance, insurance and other, net	$1,810	$1,645	10.0%	$1,802	$1,590	13.3%
NM = Not Meaningful

Franchised Dealerships Segment - Same Store

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2020	2019	% Change	2020	2019	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$1,092,360	$1,194,486	(8.5)%	$2,937,057	$3,329,926	(11.8)%
Used vehicles	613,097	620,278	(1.2)%	1,706,949	1,795,833	(4.9)%
Wholesale vehicles	48,326	42,880	12.7%	118,744	134,038	(11.4)%
Total vehicles	1,753,783	1,857,644	(5.6)%	4,762,750	5,259,797	(9.4)%
Parts, service and collision repair	308,385	331,247	(6.9)%	878,191	981,967	(10.6)%
Finance, insurance and other, net	85,971	87,185	(1.4)%	238,328	241,483	(1.3)%
Total revenues	$2,148,139	$2,276,076	(5.6)%	$5,879,269	$6,483,247	(9.3)%
Gross Profit:
New vehicles	$62,237	$52,657	18.2%	$151,250	$157,799	(4.2)%
Used vehicles	34,261	34,592	(1.0)%	93,234	101,886	(8.5)%
Wholesale vehicles	2,676	(786)	440.5%	2,331	(2,150)	208.4%
Total vehicles	99,174	86,463	14.7%	246,815	257,535	(4.2)%
Parts, service and collision repair	156,446	162,779	(3.9)%	435,484	479,904	(9.3)%
Finance, insurance and other, net	85,971	87,185	(1.4)%	238,328	241,483	(1.3)%
Total gross profit	$341,591	$336,427	1.5%	$920,627	$978,922	(6.0)%

Unit Sales Volume:
New vehicles	23,875	27,971	(14.6)%	64,955	76,653	(15.3)%
Used vehicles	26,216	27,490	(4.6)%	75,678	79,571	(4.9)%
Wholesale vehicles	6,638	6,545	1.4%	18,271	20,274	(9.9)%
Retail new & used vehicles	50,091	55,461	(9.7)%	140,633	156,224	(10.0)%
Used:New Ratio	1.10	0.98	11.7%	1.17	1.04	12.2%

Gross Profit Per Unit:
New vehicles	$2,607	$1,883	38.4%	$2,329	$2,059	13.1%
Used vehicles	$1,307	$1,258	3.9%	$1,232	$1,280	(3.8)%
Finance, insurance and other, net	$1,722	$1,600	7.6%	$1,706	$1,563	9.1%

EchoPark Segment - Reported

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2020	2019	% Change	2020	2019	% Change
	(In thousands, except unit and per unit data)
Revenues:
Used vehicles	$330,463	$266,266	24.1%	$886,806	$731,219	21.3%
Wholesale vehicles	7,976	7,025	13.5%	18,747	15,581	20.3%
Total vehicles	338,439	273,291	23.8%	905,553	746,800	21.3%
Parts, service and collision repair	10,894	8,227	32.4%	28,133	21,407	31.4%
Finance, insurance and other, net	35,749	30,699	16.5%	98,383	85,258	15.4%
Total revenues	385,082	312,217	23.3%	1,032,069	853,465	20.9%
Gross Profit:
Used vehicles	(6,350)	(795)	(698.7)%	(9,578)	(1,250)	(666.2)%
Wholesale vehicles	(12)	(135)	91.1%	(155)	(241)	35.7%
Total vehicles	(6,362)	(930)	584.1%	(9,733)	(1,491)	552.8%
Parts, service and collision repair	(185)	(218)	15.1%	(569)	(589)	3.4%
Finance, insurance and other, net	35,749	30,699	16.5%	98,383	85,258	15.4%
Total gross profit	29,202	29,551	(1.2)%	88,081	83,178	5.9%
Selling, general and administrative expenses	(25,292)	(22,241)	(13.7)%	(71,892)	(64,538)	(11.4)%
Impairment charges	—	(1,124)	100.0%	—	(3,050)	100.0%
Depreciation and amortization	(2,764)	(2,698)	(2.4)%	(8,225)	(7,772)	(5.8)%
Operating income (loss)	1,146	3,488	(67.1)%	7,964	7,818	1.9%
Other income (expense):
Interest expense, floor plan	(765)	(959)	20.2%	(2,304)	(2,601)	11.4%
Interest expense, other, net	(147)	(406)	63.8%	(752)	(1,280)	41.3%
Other income (expense), net	5	—	100.0%	4	61	(93.4)%
Total other income (expense)	(907)	(1,365)	33.6%	(3,052)	(3,820)	20.1%
Income (loss) before taxes	239	2,123	(88.7)%	4,912	3,998	22.9%
Add: impairment charges	—	(1,124)	NM	—	(3,050)	NM
Segment income (loss)	$239	$3,247	(92.6)%	$4,912	$7,047	(30.3)%

Unit Sales Volume:
Used vehicles	15,127	13,206	14.5%	42,320	36,844	14.9%
Wholesale vehicles	1,955	1,838	6.4%	5,174	4,023	28.6%

Gross Profit Per Unit:
Total used vehicle and F&I	$1,943	$2,264	(14.2)%	$2,098	$2,280	(8.0)%
NM = Not Meaningful

EchoPark Segment - Same Store

	Three Months Ended September 30,		Better / (Worse)	Nine Months Ended September 30,		Better / (Worse)
	2020	2019	% Change	2020	2019	% Change
	(In thousands, except unit and per unit data)
Revenues:
Used vehicles	$281,959	$266,266	5.9%	$790,302	$731,219	8.1%
Wholesale vehicles	7,195	7,025	2.4%	17,418	15,581	11.8%
Total vehicles	289,154	273,291	5.8%	807,720	746,800	8.2%
Parts, service and collision repair	9,673	8,227	17.6%	25,524	21,407	19.2%
Finance, insurance and other, net	30,523	30,588	(0.2)%	87,796	84,840	3.5%
Total revenues	$329,350	$312,106	5.5%	$921,040	$853,047	8.0%
Gross Profit:
Used vehicles	$(7,365)	$(2,501)	(194.5)%	$(13,197)	$(5,222)	(152.7)%
Wholesale vehicles	(17)	(135)	87.4%	(156)	(240)	35.0%
Total vehicles	(7,382)	(2,636)	180.0%	(13,353)	(5,462)	144.5%
Parts, service and collision repair	(95)	(218)	56.4%	(395)	(568)	30.5%
Finance, insurance and other, net	30,523	30,588	(0.2)%	87,796	84,840	3.5%
Total gross profit	$23,046	$27,734	(16.9)%	$74,048	$78,810	(6.0)%

Unit Sales Volume:
Used vehicles	12,869	13,206	(2.6)%	37,652	36,844	2.2%
Wholesale vehicles	1,720	1,838	(6.4)%	4,715	4,023	17.2%

Gross Profit Per Unit:
Total used vehicle and F&I	$1,800	$2,127	(15.4)%	$1,981	$2,161	(8.3)%

Selling, General and Administrative ("SG&A") Expenses - Consolidated

	Three Months Ended September 30,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Reported:
Compensation	$169,097	$184,089	$14,992	8.1%
Advertising	9,455	15,856	6,401	40.4%
Rent	13,846	12,721	(1,125)	(8.8)%
Other	64,776	84,160	19,384	23.0%
Total SG&A expenses	$257,174	$296,826	$39,652	13.4%
Items of interest:
Gain (loss) on franchise disposals	$3,150	$—
Total SG&A adjustments	$3,150	$—
Adjusted:
Total adjusted SG&A expenses	$260,324	$296,826	$36,502	12.3%

Reported:
SG&A expenses as a % of gross profit:
Compensation	44.9%	47.6%	270	bps
Advertising	2.5%	4.1%	160	bps
Rent	3.7%	3.3%	(40)	bps
Other	17.2%	21.7%	450	bps
Total SG&A expenses as a % of gross profit	68.3%	76.7%	840	bps
Items of interest:
Gain (loss) on franchise disposals	0.8%	—%
Total effect of adjustments	0.8%	—%
Adjusted:
Total adjusted SG&A expenses as a % of gross profit	69.1%	76.7%	760	bps

Selling, General and Administrative ("SG&A") Expenses - Consolidated

	Nine Months Ended September 30,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Reported:
Compensation	$483,784	$549,470	$65,686	12.0%
Advertising	31,677	46,308	14,631	31.6%
Rent	40,934	41,308	374	0.9%
Other	213,293	201,367	(11,926)	(5.9)%
Total SG&A expenses	$769,688	$838,453	$68,765	8.2%
Items of interest:
Gain (loss) on franchise disposals	$3,150	$46,680
Executive transition costs	—	(6,264)
Total SG&A adjustments	$3,150	$40,416
Adjusted:
Total adjusted SG&A expenses	$772,838	$878,869	$106,031	12.1%

Reported:
SG&A expenses as a % of gross profit:
Compensation	46.8%	48.7%	190	bps
Advertising	3.1%	4.1%	100	bps
Rent	4.0%	3.7%	(30)	bps
Other	20.5%	17.9%	(260)	bps
Total SG&A expenses as a % of gross profit	74.4%	74.4%	—	bps
Items of interest:
Gain (loss) on franchise disposals	0.3%	4.2%
Executive transition costs	—%	(0.6)%
Total effect of adjustments	0.3%	3.6%
Adjusted:
Total adjusted SG&A expenses as a % of gross profit	74.7%	78.0%	330	bps

Earnings Per Share from Continuing Operations - Non-GAAP Reconciliation

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Weighted- Average Shares	Amount	Per Share Amount	Weighted- Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations	44,577	$59,988	$1.35	44,203	$29,168	$0.66
Pre-tax items of interest:
(Gain) loss on franchise disposals		$(3,150)			$—
Total pre-tax items of interest		$(3,150)			$—
Tax effect of above items		$827			$—
Adjusted diluted earnings (loss) and shares from continuing operations	44,577	$57,665	$1.29	44,203	$29,168	$0.66

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Weighted- Average Shares	Amount	Per Share Amount	Weighted- Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations (1)	42,687	$(108,147)	$(2.53)	43,456	$98,268	$2.26
Pre-tax items of interest:
(Gain) loss on franchise disposals		$(3,150)			$(46,680)
Executive transition costs		—			6,264
Impairment charges		268,000			1,926
Total pre-tax items of interest		$264,850			$(38,490)
Tax effect of above items		$(53,643)			$12,902
Adjusted diluted earnings (loss) and shares from continuing operations	43,864	$103,060	$2.35	43,456	$72,680	$1.67

(1) Basic Weighted-Average Shares Used For Nine Months Ended September 30, 2020 Due To Net Loss On GAAP Basis